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                                                                     Exhibit 8.2

                               February 18, 1998


Prentiss Properties Trust
3890 W. Northwest Highway, Suite 400
Dallas, Texas  75220

Prudential Securities Incorporated
One New York Plaza
New York, New York  10292

                           Prentiss Properties Trust
                           -------------------------
                               Qualification as
                               ----------------
                         Real Estate Investment Trust
                         ----------------------------

Ladies and Gentlemen:

        We have acted as counsel to Prentiss Properties Trust, a Maryland real estate investment trust (the "Trust"), in connection with (i) the preparation of a Form S-3 registration statement filed with the Securities and Exchange Commission ("SEC") on October 16, 1997 (No. 333-38079), as amended through the date hereof (the "Registration Statement"), (ii) the offering and sale (the "Offering") of 922676 common shares of beneficial interest, par value $0.01 per share (the "Common Shares"), of the Trust pursuant to a prospectus dated October 24, 1997 (the "Prospectus") and a related prospectus supplement dated February 12, 1998 (the "Prospectus Supplement") relating to the Registration Statement, and (iii) the Trust's contribution of the net proceeds of the Offering to Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership (the "Operating Partnership"), in exchange for an additional limited partnership interest in the Operating Partnership. You have requested our opinion regarding certain U.S. federal income tax matters in connection with the Offering.

        As of February 5, 1998, the Operating Partnership owns, directly or indirectly, equity interests in 217 office and industrial properties (the "Properties"). The Operating Partnership owns and will own interests in certain Properties through
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Prentiss Properties Trust
Prudential Securities Incorporated
February 18, 1998
Page 2

subsidiary partnerships, joint ventures, and limited liability companies (collectively, the "Noncorporate Subsidiaries").

        The Company owns 100% of the stock of Prentiss Properties I, Inc., a Delaware corporation and the general partner of the Operating Partnership ("PP I"). The Operating Partnership owns all of the nonvoting stock of Prentiss Properties Limited, Inc., a Delaware corporation ("PPL"), representing 95% of the economic interests therein. All of the voting stock of PPL, representing 5% of the economic interests therein, is owned by Michael V. Prentiss. PPL owns 100% of the outstanding stock of Prentiss Properties II, Inc., a Delaware corporation ("PP II"). The Operating Partnership also owns all of the nonvoting stock of Prentiss Properties Limited II, Inc., a Delaware corporation ("PPL II"), representing 95% of the economic interests therein. All of the voting stock of PPL II, representing 5% of the economic interests therein, is owned by Michael V. Prentiss.

        In giving this opinion, we have examined the following:

1. the Trust's Amended and Restated Declaration of Trust, as duly filed with the Department of Assessments and Taxation of the State of Maryland on October 16, 1996;

2.    the Trust's Bylaws;

3.    the Prospectus and the Prospectus Supplement;

4. the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated October 22, 1996 (the "Operating Partnership Agreement"), among PP I, as general partner, and several limited partners;

5. the partnership agreements, joint venture agreements, and operating agreements of the Noncorporate Subsidiaries (together with the Operating Partnership Agreement, the "Partnership Agreements");

6.    the Articles of Incorporation and Bylaws of PPL;

7.    the Articles of Incorporation and Bylaws of PPL II;

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Prentiss Properties Trust
Prudential Securities Incorporated
February 18, 1998
Page 3

8. the Amended and Restated Certificate of Incorporation and the Bylaws of PP II; and

9. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

        In connection with the opinions rendered below, we have assumed, with your consent, that:

1. each of the documents referred to above has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended;

2. during its taxable year ending December 31, 1998 and future taxable years, the Trust has operated and will continue to operate in a manner that makes and will continue to make the representations contained in a certificate, dated February 18, 1998 and executed by a duly appointed officer of the Trust (the "Officer's Certificate"), true for such years;

3. the Trust will not make any amendments to its organizational documents, PP I's organizational documents, the Partnership Agreements, PPL's organizational documents, PPL II's organizational documents, or PP II's organizational documents after the date of this opinion that would affect its qualification as a real estate investment trust (a "REIT") for any taxable year;

4. each partner or member of the Operating Partnership and the Noncorporate Subsidiaries (each, a "Partner") that is a corporation or other entity has a valid legal existence;

5. each Partner has full power, authority, and legal right to enter into and to perform the terms of the applicable Partnership Agreement and the transactions contemplated thereby; and

6. no action will be taken by the Trust, the Operating Partnership, the Noncorporate Subsidiaries, the Partners, PPL, PPL II, or PP II after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.
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Prentiss Properties Trust
Prudential Securities Incorporated
February 18, 1998
Page 2

        In connection with the opinions rendered below, we also have relied upon the correctness of the representations contained in the Officer's Certificate. After reasonable inquiry, no facts have come to our attention that would cause us to question the accuracy and completeness of the facts contained in the documents and assumptions set forth above, the representations set forth in the Officer's Certificate, or the Prospectus in a material way. In addition, to the extent that any of the representations provided to us in the Officer's Certificate are with respect to matters set forth in the Internal Revenue Code of 1986, as amended (the "Code"), or the Treasury regulations thereunder (the "Regulations"), we have reviewed with the individuals making such representations the relevant portion of the Code and the applicable Regulations.

        Based on the documents and assumptions set forth above, the representations set forth in the Officer's Certificate, and the discussions in the Prospectus and in the Prospectus Supplement under the captions "Federal Income Tax Considerations" and "Certain Federal Income Tax Considerations" (which are incorporated herein by reference), we are of the opinion that:

        (a) the Trust qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code for its taxable years ended December 31, 1996 and December 31, 1997, and the Trust's organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 1998 and in the future;

        (b) the descriptions of the law and the legal conclusions contained in the Prospectus and in the Prospectus Supplement under the captions "Federal Income Tax Considerations" and "Certain Federal Income Tax Considerations" are correct in all material respects, and the discussions thereunder fairly summarize the federal income tax considerations that are likely to be material to a holder of the Common Shares; and

        (c) the Operating Partnership and each Noncorporate Subsidiary will be treated for federal income tax purposes as partnerships and not as corporations or associations taxable as corporations or as publicly traded partnerships.

We will not review on a continuing basis the Trust's compliance with the documents or assumptions set forth above, or the representations set forth in the Officer's Certificate.
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Prentiss Properties Trust
Prudential Securities Incorporated
February 18, 1998
Page 5

Accordingly, no assurance can be given that the actual results of the Trust's operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.

        The foregoing opinions are based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions. The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Trust from qualifying as a REIT, or the Operating Partnership or the Noncorporate Subsidiaries from being classified as partnerships for federal income tax purposes.

        We hereby consent to the references to Hunton & Williams under the captions "Federal Income Tax Considerations" and "Certain Federal Income Tax Considerations" in the Prospectus and the Prospectus Supplement, respectively. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.

        The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressees, and it may not be distributed, relied upon for any purpose by any other
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Prentiss Properties Trust
Prudential Securities Incorporated
February 18, 1998
Page 6

person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

                                 Very truly yours,

                                 Hunton & Williams

03352/07796/08074

Richmond #128446 v1